Exhibit 10.3

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made as of November 10, 2003 by and between Roxio, Inc., a Delaware corporation (“Borrower”) and Comerica Bank, successor-by-merger to Comerica Bank-California (“Agent” or “Lender”), with respect to the Loan and Security Agreement, dated as of March 8, 2002, entered into by Borrower and Lender, and the First Amendment to Loan and Security Agreement made as of April 9, 2003 (as amended and modified through but excluding the date hereof, the “Agreement”).

RECITALS

WHEREAS, Borrower and Lender entered into the Agreement;

WHEREAS, in order to secure payment and performance of Borrower’s Obligations to Lender, including those arising under the Agreement, Lender took a security interest in various securities accounts of Borrower including Comerica Bank-California Institutional Trust Account No. 48-010100-0683290 (“Securities Account”) and the money, stock, instruments and other property contained in the Securities Account;

WHEREAS, a control agreement was executed in favor of Lender with respect to the Securities Account and the money, stock, instruments and other property contained in the Securities Account;

WHEREAS, the Agreement requires Borrower to maintain on deposit at all times in a deposit account or accounts in Borrower’s name at Lender or in a deposit account or accounts at another institution covered by an account control agreement in favor of Lender Cash Equivalents owned by Borrower having a fair market value of not less that $25,000,000.00 (“Cash Equivalent Deposit Requirement”);

WHEREAS, Borrower failed to comply with the Cash Equivalent Deposit Requirement, which constituted an Event of Default under the Agreement (“Cash Equivalent Deposit Requirement Event of Default”), which Event of Default had occurred and was continuing on November 5, 2003;

WHEREAS, Lender delivered a letter to Borrower on November 5, 2003, stating that the Cash Equivalent Deposit Requirement Event of Default had occurred and was continuing, and gave a Notice of Exclusive Control to the Securities Intermediary under the Securities Account on that date based on the Cash Equivalent Deposit Requirement Event of Default;

WHEREAS, Borrower seeks to have Lender waive the Cash Equivalent Deposit Requirement Event of Default and release its Notice of Exclusive Control on the Securities Account;

WHEREAS, the value of the Collateral owned by Borrower currently pledged to Lender to secure the Obligations exceeds the amount of the outstanding Obligations owed by Borrower to Lender;

WHEREAS, Lender is willing to waive the Cash Equivalent Deposit Requirement Event of Default and release its Notice of Exclusive Control on the Securities Account under the terms and conditions set forth below;

NOW, THERFORE, IT IS AGREED THAT:

1.	Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement shall have the same meaning where used herein.

2.	Waiver of Cash Equivalent Deposit Requirement Event of Default and Release of Notice of Exclusive Control. Upon this Amendment becoming effective, Lender waives the Cash Equivalent Deposit Requirement Event of Default. Upon this Amendment becoming effective, Lender shall remove its Notice of Exclusive Control on the Securities Account.

3.	Amendments.

a.	The definition of “Deposit Account” in the Agreement is amended to read as follows:

Deposit Account – any demand, time, savings, passbook, money market or similar account now or hereafter maintained by or for the benefit of Borrower with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust companies (including but not limited to Account No. 1892-18825-9 maintained by Borrower with Lender), and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

b. The definition of “Revolving Loan Maturity Date” in the Agreement is amended to read as follows:

Revolving Loan Maturity Date – April 30, 2004.

c. The first paragraph of Section 1.1.1 in the Agreement is amended to change the Maximum Revolving Amount from $15,000,000.00 to $5,000,000.00.

d. Section 7.1 of the Agreement is deleted and replaced by the following:

7.1 Balance in Comerica Bank Account No. 1892-18825-9 (“Account No. 1892-18825-9”). Borrower shall at all times maintain on deposit with Lender in Account No. 1892-18825-9 cash owned by Borrower in the sum of not less than $6,000,000.00, plus any additional amount which Borrower has agreed, or may agree in the future, shall be in Account No. 1892-18825-9 to secure any obligation owing by Borrower to Lender. Borrower acknowledges that, in connection with Borrower’s request that Lender issue an irrevocable standby letter of credit in the amount of $700,000.00 for the benefit of Entrust, Inc. (which Lender issued on June 20, 2003 as Irrevocable Standby Letter of Credit No. 582761-43), Borrower agreed to maintain $700,000.00 on deposit in Account No. 1892-18825-9 to secure Borrower’s obligations to Lender. Lender may refuse to allow any withdrawals by Borrower from Account No. 1892-18825-9.

e.	Section 7.2 of the Agreement is deleted.

4.	Continued Validity of Agreement. Except as amended by this Amendment, the Agreement and all security agreements, guaranties, and other documents executed by Borrower with or in favor of Lender (collectively referred to as “Loan Documents”), shall continue in full force and effect as originally constituted and are ratified and affirmed by the parties hereto. Each reference in the Agreement or in the other Loan Documents to the Agreement shall mean the Agreement as amended hereby unless the context otherwise requires. This Amendment and the Agreement shall be read as one document.

5.	Authorization. Each party hereto represents to the other that the individual executing this Amendment on its behalf is the duly appointed signatory of such party and that such individual is authorized to execute this Amendment by or on behalf of such party and to take all action required by the terms of this Amendment.

6.	When Amendment is Effective. This Amendment shall be deemed binding and effective when:

a.	This Amendment is executed by Borrower and Lender;

b.	Roxio CI Ltd. Acknowledges and consents to this Amendment by signing where indicated below; and

c.	Borrower has on deposit in Account No. 1892-18825-9 not less than $6,700,000.00 owned by Borrower.

7.	Captions. Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Amendment.

8.	No Novation. This Amendment is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement shall remain in full force and effect.

9.	Severability. Each provision of this Amendment shall be severable from every other provision of the Agreement for the purpose of determining the legal enforceability of any specific provision.

10.	Entire Agreement. This Amendment constitutes the entire agreement by and between Borrower and Lender with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such subject matter.

11.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

COMERICA BANK, Successor-by-Merger to Comerica Bank- California		ROXIO, INC., a Delaware corporation

By:	/s/ Todd Robertson	By:	/s/ R. Elliot Carpenter

	Todd Robertson Corporate Banking Officer- Western Division		Name R. Elliot Carpenter Titile CFO

The undersigned, which has pledged property as security for the loan that is the subject of the Agreement, acknowledges that Lender has no obligation to provide it with notice of, or to obtain its consent to, this Amendment. The undersigned nevertheless has reviewed, and consents to, the above amendment, and acknowledges that the Pledge Agreement and other documents it has provided with respect to the Obligations of Borrower under the Loan Agreement and the other Loan Documents remain fully valid, binding and enforceable against it in accordance with their terms.

ROXIO CI LTD.

By:	/s/ William E. Growney, Jr.

Name William E. Growney, Jr. Titile Secretary